Evolus Secures $100 Million Senior Debt Facility with Oxford Finance LLC
Provides Non-Dilutive Financing and Increased Flexibility Ahead of Jeuveau™ U.S. Launch
Newport Beach, Calif., March 18, 2019 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced the closing of a $100 million senior debt facility with Oxford Finance LLC, a specialty finance firm that provides senior debt to life sciences and healthcare services companies.

The non-dilutive financing agreement provides Evolus with up to $100 million of borrowing capacity available in two tranches, each bearing interest at a minimum of 9.5% per annum. Under the terms of the agreement, an initial tranche of $75 million was funded at closing. Evolus is required to make interest only payments on a monthly basis through April 2022. An additional $25 million will be available at the company’s option, subject to certain conditions. The entire senior debt facility will mature on March 1, 2024. Further information with respect to the credit facility is set forth in a Form 8-K filed by Evolus with the  Securities and Exchange Commission on March 18, 2019.

Cantor Fitzgerald & Co acted as Sole Lead Arranger and financial advisor to Evolus on this transaction.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau™ (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau™ is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

About Oxford Finance LLC
Oxford Finance is a specialty finance firm providing senior secured loans to public and private life sciences and healthcare services companies worldwide. For over 20 years, Oxford has delivered flexible financing solutions to its clients, enabling these companies to maximize their equity by leveraging their assets. In recent years, Oxford has originated over $5 billion in loans, with lines of credit ranging from $5 million to $150 million. Oxford is headquartered in Alexandria, Va., with additional offices in San Diego, Calif.; Palo Alto, Calif.; and the greater Boston and New York City areas. For more information, visit (http://oxfordfinance.com/).

Jeuveau™ is a trademark of Evolus, Inc.

Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled ”Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the Quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on March 29, 2018 and November 5, 2018, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Evolus, Inc. Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Brian Johnston, The Ruth Group
Tel: +1-646-536-7028
Email: IR@Evolus.com

Media Contacts:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com